UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 3, 2006

Smith Micro Software, Inc
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-26536 (Commission File Number)	33-0029027 (I.R.S. Employer Identification No.)
51 Columbia, Suite 200, Aliso Viejo, California 92656
(Address of Principal Executive Offices) (Zip Code)
(949) 362-5800
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 3, 2006, Smith Micro Software, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Tag Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Tag Acquisition Corporation II, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub II”), PhoTags, Inc., a Delaware corporation (“PhoTags”), Harry Fox, as Stockholders’ Agent, and certain stockholders of PhoTags, that provides for, among other things, the merger of Merger Sub with and into PhoTags and, immediately upon the completion thereof, the merger of PhoTags with and into Merger Sub II pursuant to which PhoTags shall become a wholly owned subsidiary of the Company (the “Merger”).
     In connection with the Merger, the Company will assume $2,000,000 in liabilities of PhoTags and issue shares of the Company’s common stock with an aggregate fair market value of $4,000,000 as consideration for the purchase of all of the outstanding shares of PhoTags. In addition, the Company agreed to pay an earn-out payment of up to an additional $3,500,000 in either cash or the Company’s common stock, at the Company’s sole election, if the PhoTags business line achieves certain milestones over a 15-month period beginning April 1, 2006. As part of the transaction, CDI, a company organized under the laws of the State of Israel and a related party of PhoTags (“CDI”), agreed to grant the Company an option to acquire CDI for a period of ten (10) years following the effective time of the Merger at a purchase price of $3,000.
     The Merger is intended to constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and is subject to the requisite approval of PhoTags’ stockholders and receipt of certain third-party consents to assignments of PhoTags’ customer contracts.
     As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission as soon as reasonably practicable but no later than ninety (90) days after date of the Merger Agreement covering the resale of the shares of the Company’s common stock issued to the stockholders of PhoTags.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 5, 2006, the parties to the Merger Agreement consummated the transactions contemplated by the Merger described in Item 1.01 of this Form 8-K and the Merger was effective as of April 5, 2006. Pursuant to the terms of the Merger Agreement, the Company issued 364,897 shares of its common stock as consideration for the Merger to the stockholders of PhoTags.

Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of business acquired. The required financial statements will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.
     (b) Pro forma financial information. The required pro forma financial information will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.
     (c) Exhibits. The following exhibits are filed with this report:

2.1*	Agreement and Plan of Merger, dated as of April 3, 2006

*	Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC., a Delaware corporation
Date: April 7, 2006	By:	/s/ Andrew Schmidt
Andrew Schmidt
Chief Financial Officer

Index to Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2006